 EXHIBIT 5

LAW OFFICES
Silver,  Freedman  &  Taff,  L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
3299 K STREET, N.W., SUITE 100
WASHINGTON, D.C. 20007
(202) 295-4500
FAX NUMBER:  (202) 337-5502
WWW.SFTLAW.COM

December 26, 2007

Board of Directors
ViewPoint Financial Group
1309 W. 15th Street
Plano, Texas  75075

Members of the Board:

We have acted as counsel to ViewPoint Financial Group (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the “Registration Statement”) relating to 1,624,691 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), to be offered pursuant to the ViewPoint Financial Group 2007 Equity Incentive Plan (the “Plan”).

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plan and agreements thereto, the Company’s Charter, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

Based upon the foregoing, it is our opinion that the Common Stock covered by the Registration Statement will be, when and if issued, sold and paid for as contemplated by the Plan, legally issued and non-assessable shares of Common Stock of the Company.

We hereby consent to the inclusion of our opinion as Exhibit 5 to this Registration Statement on Form S-8.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                                        Very truly yours,

                                                                        /s/ Silver, Freedman & Taff, L.L.P.

                                                                        SILVER, FREEDMAN & TAFF, L.L.P.